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Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1996, which appears on page 29 of MCI Communications Corporation's Annual Report to Stockholders for the year ended December 31, 1995, which is incorporated by reference in MCI Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appear on page 30 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP



Washington, D.C.
September 27, 1996